Nordson Corporation Reports Second Quarter Fiscal 2024 Results and Updates Annual Guidance

Second Quarter:
•Sales were $651 million
•Net income was $118 million
•Earnings per diluted share were $2.05
•Adjusted earnings per diluted share were $2.34
•EBITDA was $203 million, 31% of sales

Guidance:
•Updating full-year fiscal 2024 revenue guidance to the range of flat to 2% growth over record fiscal 2023 and adjusted earnings per diluted share to the range of $9.35 to $9.75 per share
WESTLAKE, Ohio--(BUSINESS WIRE)--May 20, 2024--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2024. Sales were $651 million, comparable to the prior year’s second quarter sales of $650 million. The second quarter 2024 sales included a favorable acquisition impact of 5%, partially offset by an organic sales decrease of 4%. The organic sales decrease was driven by ongoing pressure in electronics product lines, partially offset by growth in industrial coatings systems and fluid solutions product lines.
Net income was $118 million, or $2.05 of earnings per diluted share, compared to prior year’s second quarter net income of $128 million, or $2.21 of earnings per diluted share. Adjusted net income was $135 million, a decrease from the prior year adjusted net income of $141 million. Second quarter 2024 adjusted earnings per diluted share were $2.34, a 4% decrease from the prior year adjusted earnings per diluted share of $2.45. The decrease was driven primarily by increased interest expense from prior year acquisitions.
EBITDA in the second quarter was $203 million, or 31% of sales, compared to prior year EBITDA of $203 million, or 31% of sales. EBITDA was flat as improved gross margins were offset by higher selling and administrative expenses primarily related to the first-year effect of the ARAG acquisition.

Commenting on the Company’s fiscal 2024 second quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “Once again, the teams delivered a solid operating performance, delivering strong gross margins and 31% EBITDA margin. Our sales were in line with management expectations with the IPS and MFS segments delivering organic growth. While we see positive early indicators, our Advanced Technology Solutions segment remains impacted by the electronics cycle. I am pleased with our ability to manage profitability during this period.”
Second Quarter Segment Results
Industrial Precision Solutions sales of $367 million increased 9% from the prior year, inclusive of an acquisition impact and an organic sales increase of 2%. The organic sales increase was driven primarily by industrial coatings systems and packaging product lines. Operating profit was $118 million, an increase of $6 million from the prior year. EBITDA in the quarter was $132 million, or 36% of sales, an 11% increase from the prior year second quarter EBITDA of $119 million, or 35% of sales. The year-over-year increase was driven by the ARAG acquisition and higher organic sales and gross profit.
Medical and Fluid Solutions sales of $169 million increased 2% compared to the prior year second quarter. The increase was driven by growth in the fluid and interventional solutions product lines. Operating profit was $49 million, an increase of $1 million from the prior year. EBITDA in the quarter was $63 million, or 37% of sales, flat versus the prior year second quarter EBITDA of $63 million, or 38% of sales.
Advanced Technology Solutions sales of $115 million decreased 22% compared to the prior year second quarter. The organic sales decrease was driven by weakness across the segment. Operating profit was $19 million, a decrease of $7 million from the prior year with a decremental margin of 22%. EBITDA in the quarter was $24 million, or 21% of sales, a decrease from the prior year second quarter EBITDA of $32 million, or 22% of sales.

Outlook
The Company is entering the third quarter of fiscal 2024 with approximately $700 million in backlog, which continues to normalize and remain concentrated in systems businesses. Based on current visibility and order entry trends, the Company is updating its full-year revenue guidance range to flat to 2% growth over record fiscal 2023 and adjusted earnings per diluted share to the range of $9.35 to $9.75 per diluted share. Third quarter fiscal 2024 sales are forecasted in the range of $645 to $670 million with adjusted earnings in the range of $2.25 to $2.40 per diluted share.

Reflecting on the outlook, Nagarajan continued, “As we move into the second half of fiscal 2024, the positive indicators in the electronics end markets have not yet converted into orders needed to meet our previously issued guidance. We are also experiencing increased pressure from the agriculture cycle in Europe, which is causing OEMs to slow investments in spray implement purchases. In each of these cases, we believe the impact is temporary and we remain confident in the long-term growth drivers of these respective end markets. Our core strengths remain: a diversified portfolio, close to the customer business model, high-level of recurring revenue, NBS Next growth framework, and commitment to innovation. All of this positions Nordson well to deliver our long-term Ascend Strategy goals.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, May 21, 2024 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

The Company’s definition of adjusted earnings excludes acquisition related amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Six Months Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
Sales	$650,642	$650,165	$1,283,835	$1,260,642
Cost of sales	284,765	298,040	569,531	579,650
Gross profit	365,877	352,125	714,304	680,992
Gross margin %	56.2%	54.2%	55.6%	54.0%

Selling & administrative expenses	197,261	179,618	386,253	364,266
Operating profit	168,616	172,507	328,051	316,726

Interest expense - net	(18,555)	(9,475)	(38,953)	(19,418)
Other expense - net	(785)	(1,405)	(1,123)	(4,601)
Income before income taxes	149,276	161,627	287,975	292,707

Income taxes	31,059	34,064	60,186	60,883

Net income	$118,217	$127,563	$227,789	$231,824

Weighted-average common shares outstanding:
Basic	57,222	57,184	57,142	57,177
Diluted	57,681	57,680	57,617	57,721

Earnings per share:
Basic earnings	$2.07	$2.23	$3.99	$4.05
Diluted earnings	$2.05	$2.21	$3.95	$4.02

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2024	October 31, 2023
Cash and cash equivalents	$125,446	$115,679
Receivables - net	530,283	590,886
Inventories - net	443,578	454,775
Other current assets	86,283	67,970
Total current assets	1,185,590	1,229,310

Property, plant and equipment - net	395,595	392,846
Goodwill	2,782,909	2,784,201
Other assets	807,777	845,413
	$5,171,871	$5,251,770

Notes payable and debt due within one year	$119,328	$115,662
Accounts payable and accrued liabilities	416,683	466,427
Total current liabilities	536,011	582,089

Long-term debt	1,414,363	1,621,394
Other liabilities	433,226	450,227
Total shareholders' equity	2,788,271	2,598,060
	$5,171,871	$5,251,770

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2024	April 30, 2023
Cash flows from operating activities:
Net income	$227,789	$231,824
Depreciation and amortization	66,264	53,535
Other non-cash items	10,281	11,458
Changes in working capital	(3,435)	(45,857)
Other	(5,935)	36,945
Net cash provided by operating activities	294,964	287,905

Cash flows from investing activities:
Additions to property, plant and equipment	(21,907)	(15,349)
Acquisition of businesses, net of cash acquired	—	(377,843)
Other - net	6,730	39
Net cash used in investing activities	(15,177)	(393,153)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(204,372)	184,617
Repayment of finance lease obligations	(2,881)	(2,775)
Dividends paid	(77,796)	(74,463)
Issuance of common shares	27,219	11,808
Purchase of treasury shares	(7,927)	(54,365)
Net cash provided (used) in financing activities	(265,757)	64,822

Effect of exchange rate change on cash:	(4,263)	6,042
Net change in cash and cash equivalents	9,767	(34,384)

Cash and cash equivalents:
Beginning of period	115,679	163,457
End of period	$125,446	$129,073

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2024	April 30, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$366,991	$335,807	1.5%	8.6%	(0.8)%	9.3%
Medical and Fluid Solutions	168,966	166,526	1.8%	—%	(0.3)%	1.5%
Advanced Technology Solutions	114,685	147,832	(21.6)%	—%	(0.8)%	(22.4)%
Total sales	$650,642	$650,165	(3.7)%	4.5%	(0.7)%	0.1%

SALES BY GEOGRAPHIC REGION
Americas	$294,428	$278,731	2.9%	2.3%	0.4%	5.6%
Europe	182,070	167,904	(4.4)%	12.5%	0.3%	8.4%
Asia Pacific	174,144	203,530	(12.3)%	0.7%	(2.8)%	(14.4)%
Total sales	$650,642	$650,165	(3.7)%	4.5%	(0.7)%	0.1%

	Six Months Ended		Sales Variance
	April 30, 2024	April 30, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$721,538	$647,353	1.9%	9.6%	—%	11.5%
Medical and Fluid Solutions	328,492	320,813	2.4%	—%	—%	2.4%
Advanced Technology Solutions	233,805	292,476	(19.6)%	—%	(0.5)%	(20.1)%
Total sales	$1,283,835	$1,260,642	(2.9)%	4.9%	(0.2)%	1.8%

SALES BY GEOGRAPHIC REGION
Americas	$568,440	$543,610	1.3%	2.8%	0.5%	4.6%
Europe	361,380	330,843	(5.7)%	13.4%	1.5%	9.2%
Asia Pacific	354,015	386,189	(6.7)%	0.7%	(2.3)%	(8.3)%
Total sales	$1,283,835	$1,260,642	(2.9)%	4.9%	(0.2)%	1.8%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2024	April 30, 2023	April 30, 2024		April 30, 2023
Net income	$118,217	$127,563	$227,789		$231,824
Income taxes	31,059	34,064	60,186		60,883
Interest expense - net	18,555	9,475	38,953		19,418
Other expense - net	785	1,405	1,123		4,601
Depreciation and amortization	32,720	27,100	66,264		53,535
Inventory step-up amortization (1)	—	—	2,944		4,306
Severance and other	2,078	3,439	2,078		3,439
Acquisition-related costs (1)	—	—	597		5,989
EBITDA (non-GAAP) (2)	$203,414	$203,046	$399,934	399,934	$383,995
(1) Represents fees, severance and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 30, 2024		April 30, 2023		April 30, 2024		April 30, 2023
SALES BY SEGMENT
Industrial Precision Solutions	$366,991		$335,807		$721,538		$647,353
Medical and Fluid Solutions	168,966		166,526		328,492		320,813
Advanced Technology Solutions	114,685		147,832		233,805		292,476
Total sales	$650,642		$650,165		$1,283,835		$1,260,642

OPERATING PROFIT
Industrial Precision Solutions	$117,831		$111,773		$226,195		$214,093
Medical and Fluid Solutions	48,993		47,922		95,093		87,307
Advanced Technology Solutions	18,784		26,090		37,822		43,053
Corporate	(16,992)		(13,278)		(31,059)		(27,727)
Total operating profit	$168,616		$172,507		$328,051		$316,726

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$—		$—		$3,541		$—
Medical and Fluid Solutions	—		1,479		—		1,479
Advanced Technology Solutions	2,078		1,960		2,078		12,255
Total adjustments	$2,078		$3,439		$5,619		$13,734

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$13,920		$7,285		$28,300		$14,130
Medical and Fluid Solutions	13,564		13,683		27,269		27,308
Advanced Technology Solutions	3,284		4,010		6,725		7,822
Corporate	1,952		2,122		3,970		4,275
Total depreciation & amortization	$32,720		$27,100		$66,264		$53,535

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$131,751	36%	$119,058	35%	$258,036	36%	$228,223	35%
Medical and Fluid Solutions	62,557	37%	63,084	38%	122,362	37%	116,094	36%
Advanced Technology Solutions	24,146	21%	32,060	22%	46,625	20%	63,130	22%
Corporate	(15,040)		(11,156)		(27,089)		(23,452)
Total EBITDA	$203,414	31%	$203,046	31%	$399,934	31%	$383,995	30%

(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
GAAP AS REPORTED
Operating profit	$168,616	$172,507	$328,051	$316,726
Other / interest expense - net	(19,340)	(10,880)	(40,076)	(24,019)
Net income	118,217	127,563	227,789	231,824
Diluted earnings per share	$2.05	$2.21	$3.95	$4.02

Shares outstanding - diluted	57,681	57,680	57,617	57,721

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$2,944	$4,306
Acquisition-related costs	—	—	597	5,989
Severance and other	2,078	3,439	2,078	3,439

ACQUISITION AMORTIZATION OF INTANGIBLES	$18,823	$14,044	38,210	27,917

Total adjustments	$20,901	$17,483	$43,829	$41,651

Adjustments net of tax	$16,556	$13,798	$34,669	$32,988
EPS effect of adjustments and other discrete tax items	$0.29	$0.24	$0.60	$0.57

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Adjusted Net income (1)	$134,773	$141,361	$262,458	$264,812
Adjusted Diluted earnings per share (2)	$2.34	$2.45	$4.55	$4.59
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com